Exhibit (10) - 1334945 Ontario Limited Independent Contractor Agreement


Confidential                  Page 1                                     7/11/00

                        INDEPENDENT CONTRACTOR AGREEMENT



                THIS AGREEMENT made as of the 1st of April, 2000

BETWEEN:.

                             1334945 ONTARIO LIMITED

                  (hereinafter referred to as the "Contractor")

                                                               OF THE FIRST PART

AND

                                GREGORY MAVROUDIS

                  (hereinafter referred to as the "Principal ")

                               OF THE SECOND PART

AND

                        TENGTU INTERNATIONAL CORPORATION

                 (hereinafter referred to as the "Corporation")

                                                               OF THE THIRD PART

         WHEREAS the Corporation desires to retain the Contractor to provide the Services described in this Agreement;

         AND WHEREAS the Contractor desires to perform the Services for the Corporation;

         NOW THEREFORE in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:


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1.       Definitions
         -----------

1.1      In this Agreement:

         (a) "Agreement" means this Agreement, all schedules attached, and any amendments made to the foregoing;

         (b)      "Cause for Termination" means:

                  (i) the failure by the Contractor to perform, observe or
                      comply with any material term, condition or obligation required under this Agreement, including the requirement to provide the Services, if such failure has continued for a period ten (10) days after written notice of such failure has been given by the Corporation to the Contractor; or

                  (ii) the engaging by the Contractor in any act that is
                      materially injurious to the Corporation, monetarily or otherwise; or

                  (iii) the engaging by the Contractor in any criminal act of dishonesty resulting or intended to result directly or indirectly in personal gain of the Contractor at the Corporation's expense; or


                  (iv) notwithstanding (i) above, a material breach by the
                      Contractor of the provisions of Section 6.1 at any time;
                      or

                  (v) such other cause for termination as determined by a court of law in any legal proceeding between the parties hereto.

         (c) "Confidential Information" means collectively the confidential information of the Corporation and includes but is not limited to information: concerning the present and contemplated products, services, techniques, strategies and modes of merchandising evolved, issued and/or used by the Corporation; concerning the client lists and customers of the Corporation, their names, addresses, tastes and preferences; concerning employees of the Corporation or applicants for employment with the Corporation, their names and addresses; and concerning the existence of this Agreement, its contents and negotiations between the parties, financial information and data of the Corporation, contacts and contracts of the Corporation, all other technical information, and all Work products. For the purposes of this definition, Corporation shall be defined to include all of its affiliated and related entities;

         (d)      "Date of Termination" means the earlier of:




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                  (i) the expiry of the Term and

                  (ii) the date of termination of the contractor arrangement.

         (e) "Person" means a natural person, firm, trust, partnership, association, corporation, syndicate, government or governmental board or agency;

         (f) "Services" means the services provided by the Contractor to the Corporation as described under Section 3.1;

         (g)      "Term" means the initial term of the Agreement set out in
                  Section 2.1 and any extensions agreed to by the parties; and

         (h) "Workproduct" is defined to include but is not limited to all: processes, studies, flow charts, diagrams, devices, original works of authorship, know-how, copyrights, inventions, trademarks, programs, software and all other tangible or intangible material of any nature including all other intellectual property, developed by the Contractor during the Term, whether conceived of or developed on the Corporation's time or on the Contractor's private time, provided the Workproduct is reasonably capable of use in connection with the business of the Corporation.

2.       Term
         ----

2.1 Subject to earlier or later termination as allowed in this Agreement, the term of this Agreement shall be for a period of two (2) years commencing on the effective date of this Agreement and terminating on the second anniversary date of this Agreement.
2.2 Not withstanding 2.1, this Agreement his a six month probationary period that ends on September 30th,2000. The Corporation shall notify the contractor of its intent not to proceed by September 1st, 2000 otherwise the probationary period will be deemed to have expire and this Agreement is binding.

3.       Duties of Contractor and the Principal
         --------------------------------------

3.1 The Contractor agrees to use best efforts to enhance and improve the business and profile of the Corporation and shall, without limiting the generality of the foregoing, provide the following services to the Corporation:

         (a) provide the services described in Schedule "A" to this Agreement; and

         (b) act honestly, in good faith and in the best interests of the Corporation and shall exercise the degree of diligence and responsibility that a person having the


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                  Contractor's expertise and knowledge of the affairs of the
                  Corporation would reasonably be expected to exercise in comparable circumstances.

3.2 The Contractor's services hereunder shall be performed at locations to be designated by the Corporation from time to time.

3.3 The Contractor agrees to provide the services of the Principal, (and such other person, subject to the Corporation's prior approval) as are requested by the Corporation during the term of this Agreement.

3.4 The Principal agrees to provide such services as are requested by the Contractor and the Corporation during the term of this Agreement and the Principal agrees to give notice of his resignation at his present place of employment forthwith after the effective date of this Agreement.

4.       Reporting Procedures
         --------------------

4.1 The Contractor shall report to the CEO or the CEO's designate from time to time. Except as may be specifically provided in Schedule "A", the Contractor shall report fully, on a monthly basis, on the status of the Services and results obtained and advise to the best of the Contractor's ability in accordance with reasonable business standards on business matters that may arise from time to time during the Term.

4.2 Within seven (7) days following the end of the Term, the Contractor shall deposit with the Corporation a list of all Confidential Information obtained by the Contractor during the previous month.

5.       Remuneration
         ------------

5.1 As remuneration for the covenants of the Principal and the Contractor, each of them hereby directs the Corporation to:

         (a) pay to the Contractor a fee for the Services in accordance with Section 5.2 and Schedule "A" (the "Fee"); and issue the Contractor shares of the Corporation and in addition, issue the Contractor Stock Options to purchase shares of the Corporation, as attached in Schedule "B". (b) reimburse the Contractor for all reasonable expenses incurred by the Contractor while rendering Services, provided that the Contractor supplies the Corporation with vouchers, receipts, invoices or other reasonable details in respect of any expenses for which the Contractor desires to be reimbursed by the Corporation.

5.2 The Contractor shall be paid for the Services monthly in advance.

5.3 The Corporation shall pay the Contractor's expenses within thirty (15) days following receipt of an invoice with all necessary supporting documentation.


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6.       Non-Competition. Non-Solicitation and Confidentiality
         -----------------------------------------------------

6.1 The Contractor acknowledges that the Contractor has and will be entrusted with Confidential Information. The Contractor acknowledges that the Confidential Information may be disclosed verbally or in writing at any time to the Contractor and that disclosure of any of the Confidential Information to competitors of the Corporation or to the general public would be highly detrimental to the best interests of the Corporation. The Contractor further acknowledges that the right to maintain confidential the Confidential. Information constitutes a proprietary right that the Corporation is entitled to protect. Accordingly:

                  (a) the Contractor covenants and agrees with the Corporation that the Contractor will not disclose any of the Confidential Information to any Person nor shall the Contractor use the same for any purposes other than those of the Corporation;

                  (b) the Contractor covenants and agrees that, the Contractor will nowhere in the area set out in Schedule "A" during the Term and for a one year period following the Date of Termination directly or indirectly either individually or in conjunction with any Person engage in, or provide services the same as or substantially similar to the Services to any Person engaged in, any business similar to the business of the Corporation;

                  (c) the Contractor covenants and agrees that all Workproducts shall be the sole and absolute property of the Corporation. Any Workproduct generated by the Contractor shall be deemed to be a work made for hire and the Contractor shall have no proprietary interest in same. The Contractor hereby grants, conveys and assigns to the Corporation the entire right, title and interest, domestic and foreign, including copyright, in and to each and every Workproduct and further agrees to sign all applications for copyright, patents, assignments and other papers and writings and to perform all acts necessary or convenient to evidence the Corporation's ownership in the Workproducts;

                  (d) the Contractor covenants and agrees with the Corporation that during the Term and at any time during a two year period following the Date of Termination the Contractor will not, either individually or in conjunction with any Person induce any employee of the Corporation to leave the employ of the Corporation or to become employed by any Person other than the Corporation.

                  (e) the Contractor shall cause any copies or reproductions of the Confidential Information made by the Contractor to bear the copyright or proprietary notices contained in the original.

                  (f) the Contractor shall, upon completion of the Services, upon termination of the Contractor's engagement hereunder, or upon demand, whichever is earliest, return to the Corporation any and all Confidential Information, including any copies or reproductions, in Contractor's possession or control.

                  (g) the Contractor shall promptly advise the Corporation if the Contractor learns of any unauthorised use or disclosure of Confidential Information, and the Contractor shall provide to the Corporation complete details regarding same.

                  (h) the Contractor acknowledges that the breach or threatened breach of the obligations under this Article 6 by the Contractor or any of the Contractor's shareholders, agents, employees, representatives, or sub-contractors will give rise to irreparable injury to the Corporation, which injury will be inadequately compensable in money damages. Accordingly, the Corporation may seek and obtain-injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies that may be available. The Contractor further acknowledges and agrees that the covenants and agreements contained in this Article are necessary for the protection of the Corporation's legitimate business interests and are reasonable in scope and content.

6.2 For the purposes of this Article 6, "Corporation" shall be defined to include the Corporation, its shareholders and all of its affiliated and related companies.

6.3 The Contractor acknowledges and agrees that the Contractor is fully responsible for ensuring the Contractor's shareholders, agents, employees, representatives and sub-contractors are aware of the obligations set out in this
Article 6 and are bound by the same obligations to the Contractor. The Contractor further acknowledges and agrees that the Contractor is fully liable for any breach of threatened breach of the Contractor's obligations caused by any act or omission by the Contractor's employees, agents, representatives and sub-contractors.

7.       Termination
         -----------

7.1      The Corporation may terminate this Agreement effective immediately:

         (a) Without cause at any time by paying to the Contractor, immediately upon termination, the sum of $40,000, or equal to four months base cash remuneration, and the payment, to the extent payable, forthwith of the amount set forth in Schedule "B" hereto; or

         (b) immediately and without payment to the Contractor upon the happening of a Cause for Termination


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                  (c) At the expiration of the probationary period, and without cash payment to the contractor, upon notification to the contractor, that the corporation intends to terminate this agreement.

and thereafter the Corporation shall not be liable, except as set forth in
Section 7.4 hereof, to the Contractor or the Principal in respect of any matters arising in connection with this Agreement.

7.2 In the event that the Corporation breaches any term of this Agreement, the Contractor may, at any time following such breach, provided that the breach is then continuing, give notice in writing to the Corporation setting forth the particulars of such breach. If such breach is not remedied within ten (10) days of the giving of such notice, the Contractor may, at any time thereafter and prior to the time, if any, at which the breach is remedied, terminate this Agreement by giving notice in writing thereof to the Corporation at which time, without limiting and in addition to the rights and remedies of the Contractor as against the Corporation as a result of such breach, the Corporation shall forthwith pay to the Contractor the sum of US 40,000 and forthwith of the amount set forth in Schedule "B" hereto..

7.3 Each and all of the provisions of Articles 6, 7, 15 and 16 shall survive the termination or expiration of this Agreement until the parties mutually agree to the release of such obligations.

7.4 Interest shall be payable both before, during, and after demand, default or judgement until payment in full on all amounts payable by the Corporation to the Contractor hereunder at the rate of 10% per annum calculated daily and payable monthly with interest on over-due interest at the same said rate.

8.       Notice
         ------

8.1 All notices under this Agreement shall be in writing and given by delivery or by facsimile to the following addresses:

         if to the Contractor or the Principal, at:

                                            The address specified in schedule A.

                  if to the Corporation or at: TENGTU INTERNATIONAL, CORPORATION

                                              Attention:         Pak Cheung
                                              ---------          ----------


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All notices are deemed to be received on the date delivered or the date the notice is sent by facsimile. Any party may designate a different address for notices in accordance with this Section.

9.       Assignment
         ----------

9.1 This Agreement shall not be assignable by the Contractor without the prior written consent of the Corporation. This Agreement shall operate to the benefit of and be binding upon the Contractor and the Corporation and their permitted assigns.


10.      Governing Law
         -------------

10.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of Ontario.

11.      Waiver of Performance
         ---------------------

11.1 The Contractor and the Corporation may, in writing, extend the time for performance or waive non-compliance or non-performance by the other of the other's obligations, covenants and agreements under this Agreement. No act or failure to act of the Contractor or the Corporation shall be deemed to be an extension or waiver of timely or strict performance by the other of its obligations, covenants and agreements under this Agreement.

12.      Time of Essence
         ---------------

12.1     Time is and shall always remain the essence of this Agreement.

13.      Entire Agreement
         ----------------

13.1 This Agreement constitutes the entire understanding and agreement between the parties hereto, and supersedes all prior oral or written representations, understandings or agreements between the parties with respect to engaging the Contractor or the provision of Services by the Contractor to the Corporation.

14.      Severability
         ------------

14.1 If any provision of this Agreement is or becomes illegal, invalid or unenforceable such provision shall be restricted in order to render it legal, valid and enforceable or shall be severed from the Agreement so as not to affect the validity or enforceability of the remainder of this Agreement.
15.      Previous Agreement
         ------------------

         All previous consulting agreements among the parties are hereby terminated and have no further force and effect.

16.      Independent Contractor Status
         -----------------------------

16.1 The Contractor acknowledges that the Contractor is solely an independent contractor, and none of the employees, principals or agents of the Contractor are employees of the Corporation or are entitled to any employment rights or benefits from the Corporation. Because of the Contractor's independent contractor status, no tax withholding shall be made from the payments contemplated by Article 5 hereof. The Contractor agrees to indemnify the Corporation for any tax liabilities or penalties the Corporation may incur by reason of the Contractor's performance hereunder.

17.      No Authority to Bind Corporation
         --------------------------------

17.1 The Contractor has no authority to enter into contracts or agreements on behalf of the Corporation by virtue of this Agreement. Nothing in this Agreement shall be construed as creating a joint venture, agency or partnership relationship between the Parties hereto.

18.      Compliance with Laws
         --------------------

18.1 The Contractor agrees to comply with all applicable federal, provincial, state, county, municipal and local laws, ordinances, regulations, and codes in performance of the Contractor's obligations under this Agreement, including laws and executive orders relating to equal opportunity and non-discrimination in employment. The Contractor further agrees to hold harmless and indemnify the Corporation or the appropriate subsidiary or affiliate of the Corporation against any loss or damage, including reasonable solicitors' fees, that may be sustained by reason of the failure of Contractor or the Contractor's employee(s), agent(s), or subcontractor(s) to comply with any laws, ordinances, regulations and codes.


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19.      Other Matters
         -------------

19.1 For the purpose of Subsection 1.1(b) and Articles 6, 7, 15, 16, 17, 18 and Schedule "A" and "B", notwithstanding the specific definition in this Agreement, any reference to Contractor is deemed to include each of 1334945 Ontario Limited and the Principal, both singularly and collectively and the obligations arising hereunder shall be joint and several. In consideration of the covenants of the Principal, the Corporation shall pay the remuneration provided for hereunder as directed by the Principal pursuant to Section 5.1.



20.      Schedule
         --------

20.1 The parties acknowledge that Schedule "A" and "B" form part of this Agreement and is incorporated herein by reference.



     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

                                                    1334945 ONTARIO LIMITED
                                                    -----------------------
                                                    By: GREG MAVROUDIS
                                                    ------------------
                                                    Title:    PRESIDENT
                                                    -------------------

----------------------
Witness                                             GREG MAVROUDIS



                                                     TENGTU INTERNATIONAL CORP.
                                                     --------------------------


                                                     By: PAK CHEUNG
                                                         ----------
                                                     Title: CHAIRMAN and CEO
                                                            ----------------
----------------------
Witness


----------                                           /s/----------
                                                        PAK CHEUNG

                                  SCHEDULE "A"

         1.       Scope of Services
                  -----------------

The Contractor's services shall be provided as required to fulfil the Contractor's obligations to the Corporation hereunder and shall consist of management Consulting including providing the services of the Principal as the VP of Business Development during the initial six month period responsible for Execution and Administration of Corporate Business Strategy, Growth Management and Strategic Relationships with Industry Partners, including certain expectations of the corporation outlined in Schedule C.

         2.       Fee for Services
                  ----------------

The Corporation agrees to pay the to the Contractor during the term of this Agreement a monthly fee of Ten Thousand US Dollars ($ 10,000) per month for the services rendered hereunder,


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         3.       Address
                  -------

The Contractor's and Principal's address for notices under this agreement is:

                             1334945 ONTARIO LIMITED
                             16 Hazel Avenue
                             Toronto, Ontario
                             M4E 1C5
                             Canada

                                            Attention:        Greg Mavroudis
                                            ----------        --------------

         4.  Non-Competition Areas and Duration:

         Canada, the United States, Korea, Japan, Taiwan, Hong Kong and China, for a period of one year from the date of termination of this Agreement.


                                  SCHEDULE "B"

                                    PART ONE

                           STOCK COMPENSATION PACKAGE

The Corporation shall issue 250,000 of its common shares (under short form S-8, subject to the Company's (Tengtu) eligibility), from its treasury, to the Contractor under the following terms and conditions:

1/ The Corporation, following a 6 month evaluation period, which starts on April 1st, 2000 of the Contractors performance of assigned duties and tasks, determines to engage the Contractor, for a period of 24 months, as described in the Independent Contractors Agreement, above.

2/ Upon determining to engage the Contractor under the terms of the above described agreement, 10% or 25,000 shares of the above 250,000 share compensation package issued by the Corporation shall be considered vested.

3/ Following the 12 month anniversary of entering into a 24 month Independent Contractors Agreement, 45% (112,500 shares) of the 250,000 shares shall be considered to be vested.

4/ Following the 24 month anniversary of entering into a 24 month Independent Contractors Agreement, 45% (112,500 shares) of the 250,000 shares shall be considered to be vested.

                                    PART TWO

                                       "A"

                        STOCK OPTION COMPENSATION PACKAGE

The Corporation shall grant a Stock Option Plan (under short form S8, subject to the Company's (Tengtu) eligibility), to the Contractor with the closing market price of June 9th 2000 the equivalent of $1.00 per share, of said option, under the following terms and conditions:

1/ The Corporation, shall grant an irrevocable Stock Option to the Contractor, in the amount of 37,500 shares of the Corporation in 90 days of the 6 month evaluation period, with an exercise price, as above, less the maximum allowed discount by SEC.

2/ The Corporation, shall grant an irrevocable Stock Option to the Contractor, in the amount of 37,500 shares of the Corporation after 90 days and before the 180 days expire on the 6 month evaluation period which started on April 1st 2000, with an exercise price, as above, less the maximum allowed discount by SEC.


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                                       "B"

1/ The Corporation, shall grant a Stock Option Plan to the Contractor, once the Corporation's Compensation Committee approves such plan. It is anticipated that such plan will get formed within 90 days of this agreement and it will be at the executive level.


                                   PART THREE


1/ In the event that the Corporation is sold or changes control both the stock and option play described in Schedule "B" will vest immediately as if the 24 month period had occurred.

2/ Once the 24 month agreement is in effect and this agreement is terminated without cause, then the Corporation will reimburse the Contractor in accordance to section 7.1(a) and under the following terms:

         a. After six months: 25% of the remaining unvested Stock and Stock Option Package

         b. After twelve months: 50% of the remaining unvested Stock and Stock Option Package.

         c. Alter eighteen months: 100% of the remaining unvested Stock and Stock Option Package.

         3/ When the Corporation spins off subsidiaries, the contractor will be entitled to a pro rata stock and options in the new entity.

                                   SCHEDULE C

The following sets out the expectations for the initial 6 months of trial period, broken down into two sub stages. The consultant shall coordinate with Pak Cheung and various TIC subsidiaries on formulating a detailed operating plan. There is no penalty to either party for early termination during this trial period, but there are bonuses for accomplishments.

         1. Construction of a virtual development office using Internet facilitated high speed communication methodologies to manage the product development processes involving China, Hong Kong, and North America:

         2. First stage products: demonstration versions to be completed in June, 2000 and ready for implementation in September of 2000.

                                            Children's browser
                                            Children's search engines
                                            Home-School communication software
                                                     system complete with
                                                     Message Boards, Chat Room
                                                     and integration with the
                                                     school Data Base system.
                                             School web site templates

         3. First stage strategic partners: involves selecting interested parties with appropriate technology suitable for China and Hong-Kong in the following 2 major areas.

                                            Set top box manufacturers & related
                                            operating software ISP who has the
                                            ability to turn a TV cable network
                                            into an
                                                     Internet infrastructure

         4. Second stage products: demonstration versions completed in September 2000 and implementation in December 2000.

                                            Portal hardware and software
                                            e-Business software, front-end and
                                            back end Set top box based Internet
                                            operating software

         5. Second stage strategic partners: certain key partners to be in place according to an implementation plan to be formulated.

                                            Technology partners
                                            Operator partners
                                            Content partners
                                            other partners

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